UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 18, 2003

Leopard Capital Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30644	98-0348086

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1574 Gulf Road  #1505
Point Roberts, WA  98281
(Address of principal executive offices) (Zip Code)

(604) 879-9001
(Registrant's telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

On December 18, 2003, the Board of Directors of Leopard Capital, Inc. unanimously adopted a resolution setting the close of business on December 29, 2003 as the record date to effect a 13 for 10 (13 new shares for 10 old shares) stock split, consistent with the approvals obtained from stockholders holding 495,058 (88.3% of outstanding common stock) shares of common stock.  On December 18, 2003, there were a total of 560, 362 share of common stock outstanding.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leopard Capital Inc.

Registrant

Date: December 19, 2003	/s/ Terry G. Cook

Terry G. Cook
President and Director